UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): March 26, 2008
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

2.02 Results of Operations and Financial Condition; 7.01 Regulation FD Disclosure.
MedCath Corporation (MedCath or the Company) is providing reclassified unaudited consolidated statement of operations and selected operating data to reflect the reclassification of the results of operations of Dayton Heart Hospital as a discontinued operation for the fiscal years ended September 30, 2005, 2006 and 2007, all quarters for the fiscal year ended September 30, 2007 and the first quarter of fiscal year 2008 ended December 31, 2007. The Company believes this information will be useful to investors in evaluating the performance of MedCath. The reclassified unaudited historical financial information is included in Exhibit 99.1.
The financial information included in Exhibit 99.2 reflects Harlingen Medical Center as an equity investment and Dayton Heart Hospital as a discontinued operation for each of the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007. On July 17, 2007, MedCath announced that the Company completed a recapitalization of Harlingen Medical Center, located in Harlingen, Texas. Following conversion, Harlingen Medical Center was owned 36.0% by MedCath, 32.1% by Valley Baptist and 31.9% by local physician investors. Beginning with its quarterly reporting period ending September 30, 2007, MedCath began reporting Harlingen Medical Center as an equity investment. The Company believes revised unaudited historical financial information reflecting the impact of the reclassification of Harlingen Medical Center from a consolidation subsidiary to an equity method investment and Dayton Heart Hospital as a discontinued operation would be useful to investors in evaluating the performance of MedCath. The Company previously furnished a Form 8-K on November 15, 2007 to recast Harlingen Medical Center from a consolidated subsidiary to an equity method investment for the fiscal quarters ended September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. Exhibit 99.2 updates the impact of Harlingen Medical Center for the fiscal quarters ended March 31, 2007 and June 30, 2007 as a result of a recent ownership change from 36.0% by MedCath to 35.58% and the final accounting assessment of the transaction based on information that was not available at the time of the prior 8-K filing. The total negative impact as a result of these changes to presenting Harlingen Medical Center as an equity investment was approximately $440,000 and $515,000 for the fiscal quarter ended March 31, 2007 and June 30, 2007, respectively. These changes had no impact on the previously furnished financial data for the fiscal quarter ended September 30, 2007.
Included in the financial information furnished herewith in Exhibit 99.3 are certain non-GAAP financial measures, normalized net revenue, normalized Adjusted EBITDA, normalized income from continuing operations and normalized net income. Normalized results are presented to account for events that are not considered part of the Company’s normal course of business. Adjusted EBITDA represents MedCath’s income from continuing operations before interest expense; loss on early extinguishment of debt; income tax expense; depreciation; amortization; impairment of long-lived assets; share-based compensation expense; loss (gain) on disposal of property, equipment and other assets; interest and other income, net; equity in net earnings of unconsolidated affiliates; minority interest share of earnings of consolidated subsidiaries; and pre-opening expenses. MedCath’s management uses Adjusted EBITDA to measure the performance of the Company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies.
The information set forth under Items 2.02 and 7.01 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	MedCath Corporation Proforma Consolidated Statements of Operations (Presenting Dayton Heart Hospital as a Discontinued Operation for Each Period Presented)

Exhibit 99.2	MedCath Corporation Proforma Consolidated Statements of Operations (Presenting Dayton Heart Hospital as a Discontinued Operation and Harlingen Medical Center as an Equity Investment for Each Period Presented)

Exhibit 99.3	MedCath Corporation Proforma Consolidated Statements of Operations (Presenting Normalized Results taking Dayton Heart Hospital as a Discontinued Operation and Harlingen Medical Center as an Equity Method Investment into Consideration for Each Period Presented)

The exhibit set forth under this Item 9.01 that is being furnished under Items 2.02 and 7.01 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: March 26, 2008	By:	/s/James A. Parker
James A. Parker
Treasurer and Interim Chief Financial Officer

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